UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	January 5, 2010

Aspen Insurance Holdings Limited
__________________________________________
(Exact name of registrant as specified in its charter)

Bermuda	001-31909	000000000
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

Maxwell Roberts Building, 1 Church Street, Hamilton,		HM 11
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	1 441 295 8201

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

On January 5, 2010, Aspen Insurance Holdings Limited (the "Company") entered into a Supplemental Confirmation agreement with Goldman, Sachs & Co. ("Goldman Sachs") pursuant to which the Company agreed to repurchase its ordinary shares from Goldman Sachs in transactions pursuant to an accelerated stock repurchase ("ASR") program. The Master Confirmation dated as of September 28, 2007 and filed with the SEC on Form 10-Q on November 11, 2007 contains the principal terms and provisions governing the ASR between the Company and Goldman Sachs. The shares will be repurchased for an upfront payment of $200 million, subject to collar provisions that establish the minimum and maximum numbers of shares to be repurchased by the Company. In connection with the ASR, Goldman Sachs is expected to purchase the shares in the open market over time. The Company will receive the majority of shares from Goldman Sachs on the prepayment date, and additional shares (equal to the excess, if any, of the minimum number of shares over the number previously delivered) from Goldman Sachs at the end of the hedge period completion date under the ASR, based on the average of the daily Rule 10b-18 volume weighted average prices of shares traded during that period. The program is expected to be completed within four to ten months at the discretion of Goldman Sachs. At the end of the program, the Company may receive additional shares, if applicable, based on the average of the daily Rule 10b-18 volume weighted average prices of shares traded during the purchase period. The repurchased shares will be cancelled.

The repurchase was made under the terms of the Company’s share repurchase program authorized by the Board of Directors and announced on February 6, 2008 and will complete the full amount of that program. The purchase will be funded with cash on hand and the sale of investment assets.

Supplemental Confirmation

The Supplemental Confirmation dated January 5, 2010 sets forth the specific pricing terms and other provisions relating to the ASR including, but not limited to, the minimum and maximum number of shares repurchased from Goldman Sachs, the prepayment amount, the period during which Goldman Sachs will establish its hedge position relating to the transaction, the scheduled termination date of the transaction and the earliest date to which the termination date may be accelerated by Goldman Sachs.

Master Confirmation

The Master Confirmation dated as of September 28, 2007 contains the principal terms and provisions governing the ASR between the Company and Goldman Sachs including, but not limited to, the mechanism used to determine the final settlement amount of shares owed to the Company, including in case of a friendly acquisition transaction, if applicable, the permitted methods and required timing of settlement, the specific circumstances under which Goldman Sachs is permitted to make adjustments to valuation periods, dates and other transactions that impact the settlement amount, the specific circumstances under which the ASR may be terminated early, the right of the Company and Goldman Sachs to enter into similar transactions, including additional accelerated stock repurchase arrangements or open market purchase programs, definitions of terms used throughout the Master Confirmation, and various acknowledgements, representations and warranties made by the Company and Goldman Sachs to one another, including intended compliance with Rule 10b5-1.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information contained above under "Item 1.01 Entry into a Material Definitive Agreement" is hereby incorporated by reference.

Application of the Safe Harbor of the Private Securities Litigation Reform Act of 1995:

This report contains written, and Aspen's officers may make related oral, "forward-looking statements" within the meaning of the U.S. federal securities laws regarding its capital management plans, its outlook and financial results. These statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward- looking statements include all statements that do not relate solely to historical or current facts, and can be identified by the use of words such as "expect," "intend," "plan," "believe," "project," "anticipate," "seek," "will," "estimate," "may," "continue," and similar expressions of a future or forward-looking nature.

All forward-looking statements rely on a number of assumptions, estimates and data concerning future results and events and are subject to a number of uncertainties and other factors, many of which are outside Aspen's control that could cause actual results to differ materially from such statements, including changes in market conditions and their impact on our business. For a detailed description of uncertainties and other factors that could impact the forward-looking statements in this report, please see the "Risk Factors" section in Aspen's Annual Report on Form 10-K for the year ended December 31, 2008, filed with the U.S. Securities and Exchange Commission on February 26, 2009.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Aspen Insurance Holdings Limited

January 6, 2010	By:	/s/ Christopher O'Kane

Name: Christopher O'Kane
Title: Chief Executive Officer